Company Name: Worthington Enterprises Inc. (WOR)

Event: Canaccord Genuity 46th Annual Growth Conference

Date: August 12, 2026

<<Brian McNamara, Analyst, Canaccord Genuity Group Inc.>>

I’m Brian McNamara, one of Canaccord’s analysts in the consumer/industrial space. We are delighted to have Worthington Enterprises join us today, and host CFO, Colin Souza and Marcus Rogier, who heads up IR and Treasury. Thanks very much for joining us.

Colin, let’s start at a high level. As Worthington separated from its steel business nearly three years ago, can you give us the rationale for the separation and kind of what’s gone better/worse than expected as a standalone?

<<Colin Souza, Chief Financial Officer>>

Absolutely. So, the separation largely accomplished what we intended to do there. It was to create two distinct public companies, Worthington Steel, being a leader in steel processing. They’re off and running as a standalone company. Worthington Enterprises is the higher margin, lower capital intensity business that has market-leading brands and attractive niches. These are really high-quality niches, and that’s the journey we’ve been on. Our operations is really truly a differentiator there to our end markets that we serve. And I’d say, since the separation, it’s been almost three years, the pace of improvement has been really good for the company, especially within our wholly owned businesses. We’ve expanded EBITDA margins in our wholly owned businesses about 500 basis points over the last two years. We’re really pleased with that. We’ve got great organic strategies.

We’re growing quickly with innovative solutions, which I’m sure we’ll get into details on. And then we’ve been able to layer on acquisitions. So really pleased with the performance since the separation. Like you said, it’s been almost three years. I think one of the things that is maybe underappreciated is just the power of the portfolio. So, we come to events like this, we talk with investors regularly just to make sure that’s as well understood as possible, but I think we have some more work to do there just to achieve that, and a few more data points on our performance and our results will obviously help as well.

<<Brian McNamara, Analyst, Canaccord Genuity Group Inc.>>

You guys have a May fiscal year end. You just reported your Q4 results in late June. Maybe perhaps provide some key highlights there and your thoughts as we look into 2027.

<<Colin Souza, Chief Financial Officer>>

Yeah. It was a fantastic fiscal year. We ended at the end of May, reported in June, as you said. The best year we’ve had as Worthington Enterprises. We were able to grow our top line 20%. We reached $1.4 billion in revenue. That included 9% organic growth rate. We ended the year at $296 million in adjusted EBITDA. That’s up about 12% from the prior year, or $31 million year-over-year, and that is despite a $19 million decline in ClarkDietrich results.

We had really good improvement again this year within the margins in our wholly owned business, up about 150 basis points. And then our SG&A as a percent of sales continues to decline about 190 basis points from the prior year.

Really good free cash flow for the year, $170 million, despite $25 million of that of our CapEx being spent on facility modernization, 102% cash flow conversion. We have been executing against our strategies throughout the year. We added a couple acquisitions. We spent about $300 million on acquisitions, which I am sure we will get into the details there, and we have got some pretty good emerging growth opportunities as well, which I am sure we will talk about. So, we finished the year in great shape. We are off and running in fiscal year 2027. Our first quarter will end at the end of August. We will be reporting out on that in September. But it has been a great start to fiscal year 2027 overall.

<<Brian McNamara, Analyst, Canaccord Genuity Group Inc.>>

So, let’s dive into your two key businesses here. First, building products. What are the key brands and market drivers there?

<<Colin Souza, Chief Financial Officer>>

So, building products, great business. It is our largest business from a revenue standpoint. These are highly engineered products that are serving critical building solutions at the end of the day. And the key brands there, we have the Worthington brand obviously, but the AMTROL brand in water, Elgen, Logansport and then our joint ventures with WAVE and ClarkDietrich. These businesses serve the HVAC market, the roofing space, the plumbing space, and then in the building envelope with ceilings and walls. And attractive spaces to be in. Lot of our – majority of our products are metals-based products where we have got a lot of good manufacturing capabilities. And then when we sell those products, they typically end up in the hands of contractors and installers. So that drives a lot of our business.

The majority of our building products earnings, they are driven by non-res construction, but a lot of that is more repair and remodel activity as well. So that has been driving some of the growth. So overall, our largest business unit has been growing the fastest. Part of that is organic through innovative areas and emerging opportunity in data centers, as an example. And then part of that is inorganic, where we have added acquisitions like Logansport and Elgen over this past fiscal year.

<<Brian McNamara, Analyst, Canaccord Genuity Group Inc.>>

Let us drill down on your joint ventures namely WAVE and ClarkDietrich. Let us start with WAVE. We consider it the crown jewel of the business but maybe provide some color there.

<<Colin Souza, Chief Financial Officer>>

Yeah, absolutely. Both fantastic businesses, and they create value in different ways. I will start with first WAVE, as you mentioned, the crown jewel. WAVE is an unbelievable, steady, consistent contributor to our earnings and growing earnings over time. And they are a leader in ceiling grid, first and foremost. This is a 50% joint venture. The other 50% is owned by Armstrong. Leader in the ceiling grid space. These are primarily steel ceiling grids. And when you say crown jewel, it is a fantastic business because of the size and the margin that they earn. So north of $500 million in revenue and about 49% EBITDA margin. So fantastic value being delivered there.

What WAVE has figured out over the years, this joint venture has been in place for over 30 years, stood the test of time. But their products end up in the hands of contractors and installers for buildings. And what they have figured out over time is, for contractors and installers, the primary input cost is not the component or the product itself. It is really the labor cost used to install that product.

And as a result of that, WAVE has innovated around their product to make it easier to install, to make it connect quicker, to make it lighter, and that is really valuable and that has proven to be valuable to those installers. And able to – those installers are then able to save money, do more projects, and that is higher value and higher return for them.

And so, WAVE earns a premium because of that. They are a market leader at what they do and have been a steady contributor. We do not see any signs of that changing. ClarkDietrich, different business. They are a leader in light gauge steel framing. Absolutely a market leader. It is a heavier steel input business.

The way they win is really in having the breadth of products that their customers, these building products distributors, need for when a contractor goes in and wants to have the right products for a job site. They have a wide breadth of offering of what that job site might need, and they are able to deliver that at scale to these job sites. And that is how they really differentiate versus other players. ClarkDietrich is heavier tied to new construction versus repair and remodel, and so their results, unfortunately, have been impacted over the past couple of years with steel price volatility, but the new construction environment has not been as strong. But still a fantastic business for us. If anything, it’s kind of under-earning at this point, but add value in different way, I guess.

<<Brian McNamara, Analyst, Canaccord Genuity Group Inc.>>

So, for an investor new to the story, can you explain how ClarkDietrich is impacted by swings in steel prices, and whether we should expect an improvement in equity earnings contribution in FY 2027?

<<Colin Souza, Chief Financial Officer>>

Yes. So good question there, Brian. The ClarkDietrich contributed $22 million in equity income for us in fiscal year 2026. That was down $19 million from the last year and down another $18 million from the year before that. The margins have been compressed for them by two key things. One is steel price volatility. As steel prices decline, that creates opportunities for their customers to switch to other options, and therefore, ClarkDietrich is left to decide if they want to maintain that volume or not, at maybe lower margins than they anticipated initially. The second piece of that is new construction. They are heavily tied to new construction. That has been a weaker operating environment, weaker demand levels, and so therefore, the competitive intensity in the industry has increased significantly. They are fighting over more – They are fighting over less demand, right?

And so, with difference between WAVE and ClarkDietrich, back to your original question, WAVE has just a few competitors. ClarkDietrich has very high market share, but they have a lot of competitors, and some of those are more regional. And so that causes some challenges when it comes to their earnings, depending on those competitive pressures. I mentioned this earlier, we’ve seen a couple quarters, two to three quarters in a row, of their earnings in that $5 million to $6 million range for contribution to us. We believe they have troughed. We do not think their earnings get materially worse. If anything, we think they are under-earning at this point, and there is potential for upside as we move forward. The timing of that will depend both on the steel pricing environment, but more so maybe on the new construction environment.

<<Brian McNamara, Analyst, Canaccord Genuity Group Inc.>>

How is the company positioned to benefit from the current data center boom? What brands should benefit, and any sizing of the opportunity would be helpful.

<<Colin Souza, Chief Financial Officer>>

This is a fantastic growth opportunity for Worthington. It’s very exciting. We’ve been working on it for multiple years. So, we participate in data centers in two ways. So, the first way is a data center is a large commercial building, a non-res building, and therefore, it needs some of our products when it comes to framing and ceiling grid, potentially, and HVAC components and roofing and some of our Amtrol products in the water space. So, we participate naturally, in the first way, due to it being large non-res exposure. The more differentiated way, the second way we participate is we’ve developed and designed a solution to support liquid cooling in data centers, and this is our water business headquartered in Rhode Island. Liquid cooling has been gaining relevance as a better capability for cooling these next generation of chips and these very high-powered chips, right?

And it’s replacing the traditional air-cooling methods that these data centers used previously. And so, as that adoption picks up, the need for our products that serve this liquid cooling loop, where there’s continuous flow of water to help cool these chips, we’ve been working with the integrators over the years, companies like Integra and Vertiv and others, to design the right solution, and have been working to actively scale that. And so, what we shared previously is we did $13 million in revenue in fiscal year 2026 associated with this demand and this product. We expect to do that much alone in our first quarter of fiscal year 2027. And we believe this is a multiyear kind of growth opportunity for us, and we’re very focused on capturing that growth as we move forward.

<<Brian McNamara, Analyst, Canaccord Genuity Group Inc.>>

So, let’s shift gears to your consumer products business. Can you talk about your top brands there and the market you serve?

<<Colin Souza, Chief Financial Officer>>

Yes, absolutely. So, consumer products business units around $500 million in revenue. For us, it’s more essential products that ultimately serve a contractor or a trades person, and then some of them are more consumer oriented.

Retail is the path to market for these products, so our customers are companies like Home Depot, Lowe’s, Walmart in some cases. And our three kind of key and largest brands there, Bernzomatic, which is our line of torch and fuel; our Coleman-branded camping gas cylinders; we license the Coleman brand. We own that camping gas category. And then our Balloon Time brand, which is in our celebrations category. Those are our largest brands. They are category leaders where they play. They have very strong market share, and they’ve stood the test of time.

Bernzomatic has been around for 150 years. Balloon Time has been around for 40 years. They are critical to their category, and we sustain that by continuing to innovate around those products. So continuously launching new products under those brands into adjacencies and within the categories where we play. And so that’s how our consumer products business has been able to consistently kind of grow organically. They grew 4% organically last year and then maintain these high teens to 20% EBITDA margins.

And, we also have some emerging brands in the consumer products business, so brands like Level 5 and General Tools & Instruments. Level 5 is our line of drywall tools. General Tools & Instruments is in specialty measuring. A similar path to market with those retail partners, but we have increasing opportunity there to expand into new placement with new retailers and new categories under those brands that we’re pretty excited about. That’ll also help with growth.

<<Brian McNamara, Analyst, Canaccord Genuity Group Inc.>>

So, you mentioned 9% organic growth last year, 20% growth overall. I think your long-term ambition is 6% to 8%. Like, what are the building blocks to get there? And like, how should we think about each segment’s contribution to that growth?

<<Colin Souza, Chief Financial Officer>>

Yeah, so good question there. 6% to 8% is what we think of as growth from our long-term kind of framework, and half of that is organic, half of it’s inorganic, 3% to 4%. That organic piece comes from different ways. So, the first way is really innovation, right? Innovating around our product, we are the market leaders where we play. A lot of where we play in our value streams, we are their niche, right, they’re niche category. So, we’re really critical to our customer as the number one player in that space.

And our markets aren’t growing at 5%, 10% a year, we’re required to innovate in those spaces. And our customers rely on us to continue to innovate to serve their customer. And so that’s really in our DNA. It’s part of our business system, the Worthington business system. And so therefore, innovation is key to us growing organically. The other ways we talked about, depending on the value stream, there’s opportunity to expand into new placement with new customers or new partners. We’re able to capture more market share in some value streams. And then value-based pricing and mix is always an opportunity as we continue to reduce complexity with 80/20 and continue to enhance the value of our overall portfolio.

Building products has been growing faster than consumer products. I think the building products growth rate organically for the last year has been double digits and consumer products grew organically 4% last year. So, we’ll come at it from different value streams, we’ll grow at different rates, but overall, we think that 3% to 4% organic and then 3% to 4% inorganic will hold up over time.

<<Brian McNamara, Analyst, Canaccord Genuity Group Inc.>>

So, being a predominantly domestic manufacturer that sells into the U.S., is there a way to quantify or at least describe the benefits you’ve seen kind of in the current tariff regime?

<<Colin Souza, Chief Financial Officer>>

Yep, absolutely. So, we are a domestic manufacturer. Absolutely, we think it’s been a positive for us. 80% of our revenue comes from products we manufacture and sell in North America. Less than 7% at this point is sourced from Asia and then brought in and sold to customers in the U.S. And that’s more of our tariff exposure.

Additionally, and importantly, in some of our value streams, we’re the only domestic manufacturer. And so, we’ve never been more important to our customers at this point. And we show that in a few different ways. So, supply chain reliability is really important to our customers. We’ve never been closer partners with them into the ability to serve their customers ultimately.

Shorter lead times is always an opportunity versus import options that they could get otherwise. Working capital requirements, they won’t need to bring in as much inventory if we’re close to where they need their product, right? And so, all of that has brought us closer together to our customers where we are that primary domestic producer. But I guess the most important thing to realize is these are fantastic businesses within our value streams. They all have a competitive advantage where they play in these niche spaces. Tariffs didn’t create that advantage, but tariffs will absolutely amplify that advantage because we’re a domestic manufacturer. So that’s how we think about it.

<<Brian McNamara, Analyst, Canaccord Genuity Group Inc.>>

So, the company’s been pretty acquisitive since the separation. What are you looking for in terms of targets and how does the mergers and acquisitions environment look today?

<<Colin Souza, Chief Financial Officer>>

Yeah, so great question. Our criteria from an mergers and acquisitions perspective, which is a really important piece of how we grow, it’s one of our growth pillars, right, acquisitions. So, we’re looking for more market leaders and attractive niches. We’re looking for higher margin, lower capital-intensive businesses. So higher margin, a path to 20% or north of that in EBITDA margins, lower capital intensity, as well so that we can compound our free cash flow with the acquisitions that we pursue.

And then we spend a lot of time with those companies determining, do they have a sustainable competitive advantage and is that durable? Has that stood the test of time? And then we look, can they benefit from the Worthington Business System under our ownership? And are there ways that they can take advantage of our capabilities from a manufacturing standpoint or supply chain expertise. A lot of what we do is metal-based products. We’re taking a coil of steel. We’re processing it, whether it’s roll forming, welding, stamping, drawing, and then we’re sending that product to our customer. And typically, that product ends up in the hands of a contractor or an installer.

And so, as we find businesses that fit that bill, we’re pretty excited to acquire them. We did find those with Elgen and Logansport and are excited too for those businesses under our ownership, and I’m sure we’ll get into that. But I know that’s how we think about what we pursue. I’d say the mergers and acquisitions pipeline has been picking up. It’s a – we have a healthy pipeline. There’s still some spread between buyer and seller expectations. That’s converged over the years, but there’s still a spread there that exists. It just causes us to be selective. Wasn’t an easy mergers and acquisitions operating environment over the last year, but we were still able to pull off a couple of really fantastic transactions that we’re very happy with. We very much appeal to kind of family-owned businesses. We have a really strong culture and a philosophy at Worthington. We’re long-term homes for these businesses. And so, when we’re talking to owners of these companies and they care ultimately where their employees end up, Worthington and its culture is a real true differentiator there.

<<Brian McNamara, Analyst, Canaccord Genuity Group Inc.>>

So, you mentioned Elgen and Logansport, your two most recent deals. What did you like about each of those businesses? And we were talking about this earlier, like, how important is the culture fit? Because I think Worthington has a really strong corporate culture.

<<Colin Souza, Chief Financial Officer>>

The Elgen and Logansport, both fantastic opportunities in different ways, I’ll talk a little bit about the thesis for why we acquired them. With Elgen, we closed on that acquisition in June of last year. They are a leader in commercial HVAC components. They don’t manufacture the ducts, but they do a lot of the components that are used to hang the ducts and connect ducts. They’re one of the few players in their space. It’s a niche. Commercial HVAC is a growing space. We thought where they played was attractive and we validated that. We validated it’s a growing space. The more time we spent with the business, we thought, there’s real opportunity for us to help them on the manufacturing and the supply chain side. They’re taking coil of steel, they’re roll forming that in a number of cases and welding it, and then that’s going out the door ultimately to end up in the hands of a contractor to install that product at a job site.

So, we absolutely were convicted we can help them on the manufacturing floor there with automation and efficiencies. We are absolutely helping them on the supply chain front with steel and price risk management, and we expect big things from that and that acquisition over time. It also gave us opportunity to continue to expand through mergers and acquisitions and innovation into other areas around where they play, which I think is an underappreciated piece of growth in this space.

Logansport is a different business, and leader in metal roofing clips. This is about $50 million in revenue, but $22 million in EBITDA, 40% EBITDA margins. They are a critical component to a metal roof, and their customer is the metal roofing OEM. They’re spec-ed into that solution. They’re a low dollar cost of the overall metal roofing solution, but they’re a critical component. And we like that space that they occupy. It allows them to drive a lot of value for their product. And the more time we spent with that company through diligence, we validated have they, do they have that sustainable competitive advantage. But the ways we can help them, less on the manufacturing floor, there’s opportunities there absolutely. But we believe there’s opportunity to help them grow and sophisticate their commercial workforce and professionalize kind of their strategy of where they can expand into different geographies, but also adjacencies around where they play today. So really excited about the opportunity there.

So Elgen and Logansport, we’re really pleased with those acquisitions, the value creation imperatives for each of them are little different. Elgen leans a little more manufacturing and supply chain optimization. Logansport is more commercial growth kind of opportunity.

<<Brian McNamara, Analyst, Canaccord Genuity Group Inc.>>

Great. So, the last question we’re asking all of our consumer-focused companies at the conference is on consumer health. So, how do you view the health of your consumer base today relative to this time last year, and how do you see consumer spending shaping up as we head into the back half and into 2027?

<<Colin Souza, Chief Financial Officer>>

Yes, so from our perspective, it’s not materially stronger or materially weaker than it was last year. That’s our base case assumption. And for us that prioritizes essential products that are going to sell well to that value-conscious, cost-conscious consumer. And that’s our assumption for this year. And we think our brands there are set up well because they’re, again, essential products, category leaders, low-dollar-ticket items, and that will bode well for us in this type of environment. To the extent we get some recovery in our end markets, even better.

<<Brian McNamara, Analyst, Canaccord Genuity Group Inc.>>

Great. We’ll wrap it there. Thank you so much for joining us.